EXHIBIT 99.1

For immediate release	For More Information:
J. Bruce Hildebrand, Executive Vice President
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES FIRST QUARTER EARNINGS RESULTS

ABILENE, Texas, April 16, 2015 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the first quarter of 2015 of $24.00 million, up 7.44 percent when compared with earnings of $22.34 million in the same quarter last year. Basic earnings per share were $0.37 for the first quarter of 2015 compared with $0.35 in the same quarter a year ago.

Net interest income for the first quarter of 2015 increased 8.32 percent to $51.10 million compared with $47.17 million in the same period of 2014. The net interest margin, on a taxable equivalent basis, was 4.11 percent compared to 4.08 percent in the fourth quarter of 2014 and 4.32 percent in the first quarter of 2014. Included in interest income for the first quarter of 2015 was $489 thousand, or three basis points in net interest margin, related to discount accretion from fair value accounting related to the Orange and Huntsville acquisitions.

The provision for loan losses was $1.29 million in the first quarter of 2015 compared with $755 thousand in the fourth quarter of 2014 and $1.69 million in the first quarter of 2014. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.69 percent at March 31, 2015, compared with 0.74 percent at December 31, 2014, and 1.02 percent at March 31, 2014. Classified loans totaled $77.75 million at March 31, 2015, compared to $72.98 million at December 31, 2014, and $81.56 million at March 31, 2014.

Noninterest income decreased 3.10 percent in the first quarter of 2015 to $15.90 million compared with $16.41 million in the same quarter a year ago. Included in noninterest income in the first quarter of 2014 was a $605 thousand gain from the settlement of a bank owned life insurance contract and a gain on sale of foreclosed assets of $452 thousand compared to only $30 thousand in the first quarter of 2015. Trust fees increased to $4.73 million in the first quarter of 2015 compared with $4.58 million in the same quarter last year, due to continued growth in the fair value of Trust assets managed to $3.85 billion from $3.47 billion a year ago. This growth offset a $241 thousand decline in Trust oil and gas fee income in the first quarter of 2015 compared to the same quarter a year ago. ATM, interchange and credit card fees increased 11.84 percent to $4.97 million compared with $4.44 million in the same quarter last year due to continued growth in net new accounts and debit cards. Real estate mortgage fees increased 39.36 percent in the first quarter of 2015 to $1.43 million compared with $1.02 million in the same quarter a year ago.

Noninterest expense for the first quarter of 2015 totaled $33.94 million compared to $32.45 million in the first quarter of 2014. The Company’s efficiency ratio in the first quarter of 2015 was 47.01 percent compared with 47.57 percent in the same quarter last year. The increase in noninterest expense in the first quarter of 2015 was primarily a result of an increase in salary and employee benefit costs to $18.27 million compared to $17.41 million in the same year ago, primarily driven by the addition of employees to staff new branches, compliance-related areas and annual pay increases.

As of March 31, 2015, consolidated assets for the Company totaled $6.03 billion compared with $5.28 billion a year ago. Loans totaled $2.94 billion at quarter end compared with loans of $2.70 billion a year ago. Total deposits grew 14.23 percent to $4.84 billion at March 31, 2015, compared to $4.23 billion a year ago. Shareholders’ equity rose to $706.25 million as of March 31, 2015, compared with $616.57 million in the prior year.

“We are pleased to report another successful quarter for our company and continue to work to grow and improve our efficiencies,” said F. Scott Dueser, Chairman, President and CEO. “We are very excited about the additions of our newest proposed acquisition, First Bank, N.A., Conroe, Texas, and the asset purchase agreement of 4Trust Mortgage, Inc. We believe these additions to the First Financial family fit well into our footprint and continues our strategy to buy well-run banks and companies in high growth areas, which bring good earnings opportunities. In light of the current depressed oil and gas prices, we continue to monitor our direct exposure to the oil and gas industry, which has remained at approximately 3%, consistent with the 2014 year-end balances.”

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates 12 banking regions with 62 locations in Texas including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Decatur, Eastland, Fort Worth, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Mauriceville, Merkel, Midlothian, Mineral Wells, Moran, New Waverly, Newton, Odessa, Orange, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Trent, Trophy Club, Vidor, Waxahachie, Weatherford and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with eight locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2015	2014
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
ASSETS
Cash and due from banks	$142,233	$190,387	$149,957	$166,237	$160,469
Interest-bearing deposits in banks	18,275	54,324	83,994	68,331	3,772
Interest-bearing time deposits in banks	9,170	17,002	19,234	24,188	30,026
Fed funds sold	5,460	8,760	4,785	3,110	3,620
Investment securities	2,689,640	2,416,297	2,254,316	2,174,396	2,163,599
Loans	2,938,707	2,937,991	2,839,696	2,786,644	2,698,717
Allowance for loan losses	(37,828)	(36,824)	(36,388)	(35,892)	(34,693)

Net loans	2,900,879	2,901,167	2,803,308	2,750,752	2,664,024
Premises and equipment	104,358	103,000	101,437	96,619	95,406
Goodwill	94,882	94,882	94,882	94,882	94,882
Other intangible assets	2,310	2,477	2,547	2,547	2,600
Other assets	58,165	59,906	61,351	65,294	62,629

Total assets	$6,025,372	$5,848,202	$5,575,811	$5,446,356	$5,281,027

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$1,600,807	$1,570,330	$1,505,847	$1,445,947	$1,389,331
Interest-bearing deposits	3,236,200	3,179,925	2,958,517	2,872,511	2,844,950

Total deposits	4,837,007	4,750,255	4,464,364	4,318,458	4,234,281
Short-term borrowings	401,898	367,110	341,909	434,583	383,220
Other liabilities	80,219	49,300	110,773	53,279	46,960
Shareholders’ equity	706,248	681,537	658,765	640,036	616,566

Total liabilities and shareholders’ equity	$6,025,372	$5,848,202	$5,575,811	$5,446,356	$5,281,027

	Quarter Ended
	2015	2014
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
INCOME STATEMENTS
Interest income	$52,069	$51,121	$49,955	$49,254	$48,209
Interest expense	970	1,039	1,069	1,037	1,036

Net interest income	51,099	50,082	48,886	48,217	47,173
Provision for loan losses	1,290	755	896	1,124	1,690

Net interest income after provision for loan losses	49,809	49,327	47,990	47,093	45,483
Noninterest income	15,897	17,023	17,324	15,872	16,405
Noninterest expense	33,943	36,435	34,040	35,002	32,448

Net income before income taxes	31,763	29,915	31,274	27,963	29,440
Income tax expense	7,766	7,328	7,843	6,758	7,104

Net income	$23,997	$22,587	$23,431	$21,205	$22,336

PER COMMON SHARE DATA
Net income - basic	$0.37	$0.35	$0.37	$0.33	$0.35
Net income - diluted	0.37	0.35	0.36	0.33	0.35
Cash dividends declared	0.14	0.14	0.14	0.14	0.13
Book Value	11.01	10.63	10.28	9.99	9.63
Market Value	$27.64	$29.88	$27.79	$31.37	$30.90
Shares outstanding - end of period	64,142,812	64,089,921	64,065,828	64,053,010	64,039,234
Average outstanding shares - basic	64,122,965	64,075,334	64,059,675	64,045,282	64,010,076
Average outstanding shares - diluted	64,298,896	64,316,815	64,304,985	64,301,306	64,212,018

PERFORMANCE RATIOS
Return on average assets	1.64%	1.57%	1.71%	1.59%	1.74%
Return on average equity	14.00	13.34	14.27	13.46	15.02
Net interest margin (tax equivalent)	4.11	4.08	4.18	4.24	4.32
Efficiency ratio	47.01	50.58	47.93	50.84	47.57

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2015	2014
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$36,824	$36,388	$35,892	$34,693	$33,900
Loans charged off	(509)	(670)	(614)	(302)	(1,297)
Loan recoveries	223	351	214	377	400

Net recoveries (charge-offs)	(286)	(319)	(400)	75	(897)
Provision for loan losses	1,290	755	896	1,124	1,690

Balance at end of period	$37,828	$36,824	$36,388	$35,892	$34,693

Allowance for loan losses / period-end loans	1.29%	1.25%	1.28%	1.29%	1.29%
Allowance for loan losses / nonperforming loans	196.04	178.06	162.77	151.52	140.23
Net charge-offs / average loans (annualized)	0.04	0.04	0.06	(0.01)	0.14

NONPERFORMING ASSETS
Nonaccrual loans	$18,935	$20,195	$22,093	$23,565	$24,710
Accruing troubled debt restructured loans	177	226	—	—	—
Accruing loans 90 days past due	184	260	263	123	30

Total nonperforming loans	19,296	20,681	22,356	23,688	24,740
Foreclosed assets	1,081	1,035	1,273	2,342	2,813

Total nonperforming assets	$20,377	$21,716	$23,629	$26,030	$27,553

As a % of loans and foreclosed assets	0.69%	0.74%	0.83%	0.93%	1.02%
As a % of end of period total assets	0.34	0.37	0.42	0.48	0.52

CAPITAL RATIOS
Tier 1 risk-based	16.23%	16.05%	16.07%	16.15%	16.24%
Total risk-based	17.35	17.16	17.20	17.30	17.39
Tier 1 leverage	9.85	9.89	10.10	9.99	9.95
Equity to assets	11.72	11.65	11.81	11.75	11.68

	Quarter Ended
	2015	2014
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
NONINTEREST INCOME
Trust fees	$4,731	$4,869	$4,772	$4,549	$4,576
Service charges on deposits	3,768	4,287	4,402	4,174	4,047
ATM, interchange and credit card fees	4,969	5,137	5,093	4,754	4,443
Real estate mortgage fees	1,427	1,465	1,813	1,337	1,024
Net gain (loss) on sale of available-for-sale securities	5	—	1	(1)	(4)
Net gain (loss) on sale of foreclosed assets	30	100	305	47	452
Net gain (loss) on sale of assets	5	(6)	(31)	44	3
Other noninterest income	962	1,171	969	968	1,864

Total noninterest income	$15,897	$17,023	$17,324	$15,872	$16,405

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$17,023	$16,302	$16,354	$16,279	$16,197
Profit sharing expense	1,242	1,516	1,596	995	1,217
Loss from partial settlement of pension plan	—	2,909	—	—	—
Net occupancy expense	2,197	2,296	2,297	2,273	2,234
Equipment expense	2,899	2,695	2,758	2,665	2,622
FDIC insurance premiums	748	689	693	684	659
ATM, interchange and credit card expenses	1,725	1,875	1,819	1,696	1,480
Legal, tax and professional fees	1,697	1,363	1,463	1,208	1,273
Audit fees	381	279	403	367	369
Printing, stationery and supplies	596	676	632	554	775
Amortization of intangible assets	90	64	62	74	75
Advertising and public relations	1,353	1,515	1,591	1,465	1,375
Correspondent bank service charges	222	222	222	215	228
Other noninterest expense	3,770	4,034	4,150	6,527	3,944

Total noninterest expense	$33,943	$36,435	$34,040	$35,002	$32,448

TAX EQUIVALENT YIELD ADJUSTMENT	$5,213	$4,934	$4,814	$4,753	$4,629

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended Mar. 31, 2015			Three Months Ended Dec. 31, 2014
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$6,767	$5	0.27%	$5,975	$4	0.30%
Interest-bearing deposits in nonaffiliated banks	89,798	75	0.34	118,244	110	0.37
Taxable securities	1,333,073	7,808	2.34	1,246,632	7,370	2.36
Tax exempt securities	1,191,772	13,973	4.69	1,091,723	13,078	4.79
Loans	2,931,805	35,420	4.90	2,889,951	35,492	4.87

Total interest-earning assets	5,553,215	$57,281	4.18%	5,352,525	$56,054	4.15%
Noninterest-earning assets	363,211			358,395

Total assets	$5,916,426			$5,710,920

Interest-bearing liabilities:
Deposits	$3,221,552	$927	0.12%	$3,043,612	$989	0.13%
Fed funds purchased and other short term borrowings	388,213	42	0.04	373,785	49	0.05

Total interest-bearing liabilities	3,609,765	$969	0.11%	3,417,397	$1,038	0.12%
Noninterest-bearing liabilities	1,611,430			1,621,819
Shareholders’ equity	695,231			671,704

Total liabilities and shareholders’ equity	$5,916,426			$5,710,920

Net interest income and margin (tax equivalent)		$56,312	4.11%		$55,016	4.08%

	Three Months Ended Sept. 30, 2014			Three Months Ended June 30, 2014
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$10,619	$11	0.40%	$11,310	$12	0.41%
Interest-bearing deposits in nonaffiliated banks	50,213	69	0.55	48,974	78	0.64
Taxable securities	1,166,248	6,856	2.35	1,159,430	7,091	2.45
Tax exempt securities	1,057,715	12,763	4.83	1,037,608	12,599	4.86
Loans	2,814,083	35,070	4.94	2,748,023	34,227	5.00

Total interest-earning assets	5,098,878	$54,769	4.26%	5,005,345	$54,007	4.33%
Noninterest-earning assets	348,369			335,651

Total assets	$5,447,247			$5,340,996

Interest-bearing liabilities:
Deposits	$2,892,065	$999	0.14%	$2,867,740	$955	0.13%
Fed funds purchased and other short term borrowings	384,768	70	0.07	406,913	82	0.08

Total interest-bearing liabilities	3,276,833	$1,069	0.13%	3,274,653	$1,037	0.13%
Noninterest-bearing liabilities	1,518,907			1,434,674
Shareholders’ equity	651,507			631,669

Total liabilities and shareholders’ equity	$5,447,247			$5,340,996

Net interest income and margin (tax equivalent)		$53,700	4.18%		$52,970	4.24%

	Three Months Ended Mar. 31, 2014
	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$5,718	$5	0.35%
Interest-bearing deposits in nonaffiliated banks	48,708	82	0.68
Taxable securities	1,121,296	7,084	2.53
Tax exempt securities	992,947	12,218	4.92
Loans	2,689,474	33,450	5.04

Total interest-earning assets	4,858,143	$52,839	4.41%
Noninterest-earning assets	351,309

Total assets	$5,209,452

Interest-bearing liabilities:
Deposits	$2,817,181	$941	0.14%
Fed funds purchased and other short term borrowings	426,204	96	0.09

Total interest-bearing liabilities	3,243,385	$1,037	0.13%
Noninterest-bearing liabilities	1,362,852
Shareholders’ equity	603,215

Total liabilities and shareholders’ equity	$5,209,452

Net interest income and margin (tax equivalent)		$51,802	4.32%